UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023 (February 23, 2023)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2023, following the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) elected Dwight E. Smith as a director of Peoples. Mr. Smith will serve as a director of Peoples for an initial term ending at Peoples 2023 Annual Meeting of Shareholders. On February 23, 2023, the Board of Directors of Peoples Bank, the banking subsidiary of Peoples, elected Mr. Smith as a member of the Peoples Bank Board of Directors.
In his capacity as a non-employee director of each of Peoples and Peoples Bank, Mr. Smith will receive compensation on the same basis as the other non-employee directors receive for their service on the Peoples and Peoples Bank Boards of Directors and the respective committees of the Peoples and Peoples Bank Boards of Directors. Any appointments of Mr. Smith to committees will be determined at a later date.
Mr. Smith is the founder and former President and CEO of Sophisticated Systems, Inc., an information technology consulting company in Columbus, Ohio. Mr. Smith founded Sophisticated Systems in 1990 and served as President and CEO until February 1, 2023. He has over 43 years of information technology and software industry experience, including nearly eight years (1979-1987) with IBM.
Mr. Smith also has extensive experience serving on public and private company and non-profit boards of directors, including serving as a director of Rocky Brands, Inc. (2023-present), Nationwide Children’s Hospital (2013-present) and State Auto Mutual Insurance Company (2005-2017). Mr. Smith also served as a member of the board of directors of the Federal Reserve Bank of Cleveland from 2016 until 2022.
A copy of the press release announcing Mr. Smith’s election to the Peoples Board of Directors is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders
On February 23, 2023, Peoples Bancorp Inc. (“Peoples”) held a special meeting of shareholders via live webcast (the “Special Meeting”), with 18,607,187 (65.8%) of the 28,287,837 common shares outstanding and entitled to vote on the December 30, 2022 record date represented in person or by proxy.
The following proposals were approved by Peoples' shareholders at the Special Meeting: (1) to adopt and approve the Agreement and Plan of Merger dated as of October 24, 2022, by and between Peoples and Limestone Bancorp, Inc., and the transactions contemplated thereby, including the issuance of Peoples common shares; and 2) to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes to adopt and approve the Agreement and Plan of Merger. The following is a summary of the voting results:

Proposal	For	Against	Abstentions	Broker Non-Votes
Plan of Merger	18,366,749	167,506	72,931	—
Adjournment	17,094,284	1,438,270	74,632	—

Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on February 24, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	February 24, 2023	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer